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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                    BIRNER DENTAL MANAGEMENT SERVICES, INC.
                            A COLORADO CORPORATION


          The undersigned, Dennis Genty, hereby certifies that:

          ONE:    He is the duly elected and acting Chief Financial Officer,
Treasurer and Secretary of Birner Dental Management Services, Inc. (the "Corporation").

          TWO:    The Corporation's original Articles of Incorporation was filed with the Secretary of State of the State of Colorado on May 17, 1995, and amended on June 19, 1995 and further amended on June 27, 1995.

          THREE: These Amended and Restated Articles of Incorporation constitute an amendment and a restatement of the original Articles of Incorporation filed on May 17, 1995, as amended, pursuant to Section 7-110-107 of the Colorado Business Corporation Act (the "Act"), and supersedes the Corporation's original Articles of Incorporation and all amendments or supplements thereto or restatements thereof.

          FOUR:   The Amended and Restated Articles of Incorporation were
adopted by unanimous written consent of the Board of Directors on August 1, 1997, and by the shareholders at a special meeting held on September 4, 1997. The number of votes cast for the Amended and Restated Articles of Incorporation by each voting group was sufficient for approval by such voting group.

          FIVE:   The text of the Corporation's Amended and Restated Articles of
Incorporation is hereby amended and restated to read in its entirety as follows:

                                   "ARTICLE I


                                      NAME
                                      ----

          The name of the Corporation is Birner Dental Management Services, Inc.

                                  ARTICLE II.


                             CAPITAL; SHAREHOLDERS
                             ---------------------

          2.1  AUTHORIZED CAPITAL.  (a)  The aggregate number of shares which
               ------------------
the Corporation shall have the authority to issue is 20,000,000 shares of common stock, without par value and 10,000,000 shares of preferred stock, without par value. Such preferred stock may be issued in series. Except as otherwise expressly provided by law, and subject to the voting rights, if any, provided to the holders of preferred stock by these Articles of Incorporation, the common stock has exclusive voting rights on all

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matters requiring a vote of shareholders. Except for and subject to those rights expressly granted to the holders of the preferred stock, or except as may be provided by law, the holders of common stock shall have exclusively all other rights of shareholders.

          (b) The Corporation's Board of Directors shall have the authority, without shareholder action, to determine the preferences, limitations and relative rights of any preferred stock (whether in a series or as a class), including without limitation the following: (i) the designation of any series of preferred stock; (ii) unlimited, special, conditional, or limited voting rights, or no right to vote; except that no condition, limitation, or prohibition on voting shall eliminate any right to vote provided by the Colorado Business Corporation Act; (iii) redemption rights; (iv) conversion rights, (v) distribution or dividend rights, including the determination of whether such rights are cumulative, non-cumulative or partially cumulative, and (vi) preference rights over any other class or series of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation.

          2.2 VOTING OF SHARES.  Each shareholder of record entitled to vote
              ----------------
shall have one vote for each share of stock standing in his name on the books of the Corporation, except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

          2.3 QUORUM; VOTE REQUIRED.  At all meetings of shareholders, a
              ---------------------
majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum; and at any meeting at which a quorum is present the affirmative vote of a majority of the votes cast on the matter represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by the laws of Colorado.

                                  ARTICLE III.


                              NO PREEMPTIVE RIGHTS
                              --------------------

          No shareholder of the Corporation shall have any preemptive or similar right to acquire or subscribe for any additional unissued shares of stock, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

                                  ARTICLE IV.


                               BOARD OF DIRECTORS
                               ------------------

          The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors.

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                                   ARTICLE V.


                            LIMITATION ON LIABILITY
                            -----------------------

     To the fullest extent permitted by the Act, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Act relating to any unlawful distribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated to the fullest extent permitted by the Act as so amended. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VI.


                                INDEMNIFICATION
                                ---------------

     The Corporation shall indemnify officers, directors, employees or agents to the extent provided in the Bylaws.

                                  ARTICLE VII.


                                    OFFICES
                                    -------

     7.1  REGISTERED AGENT. The street address of the registered office of the
          ----------------
Corporation is 3801 East Florida Avenue, Suite 208, Denver, Colorado 80210. The name of its registered agent at such address is Dennis Genty. The written consent of the registered agent to the appointment as such is stated below.

     7.2  PRINCIPAL OFFICE. The address of the Corporation's principal office
          ----------------
is 3801 East Florida Avenue, Suite 208, Denver, Colorado  80210."

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          IN WITNESS WHEREOF, the undersigned has executed and verified these
Amended and Restated Articles of Incorporation on September 4, 1997.

                         BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation



                         By:___________________________________
                            Name:  Dennis Genty
                            Title: Chief Financial Officer, Treasurer
                                   and Secretary

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                          CONSENT OF REGISTERED AGENT

          The undersigned registered agent of Birner Dental Management Services, Inc., does hereby confirm the address for such agent and consent to such registered agent's appointment as such registered agent, all as set forth in
Article VII. above, as provided in Section 7-102-102(1)(f) of the Colorado Business Corporation Act.

                                     _____________________________________
                                     Name:  Dennis Genty

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